UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”).

Public Comments Made to the Media on May 20, 2015

On May 20, 2015 (after the SEC was closed for the acceptance of same-day filings that are made via EDGAR), the on-line edition of the Miami Herald published an article with respect to the Company’s recently announced leadership succession plan which included statements from each of George Feldenkreis, the Company’s Chairman of the Board and Chief Executive Officer, and Oscar Feldenkreis, the Company’s President and Chief Operating Officer. Attached hereto is the text of the article in which such statements were included. The consent of the author and the publication to file the article was neither sought nor obtained.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

ARTICLE PUBLISHED ONLINE BY THE MIAMI HERALD

ON WEDNESDAY, MAY 20, 2015

http://www.miamiherald.com/news/business/article21518697.html

Longtime Perry Ellis CEO George Feldenkreis to step down

By Nicholas Nehamas

nnehamas@miamiherald.com

George Feldenkreis — a Cuban refugee who got his start as a small importer of guayaberas in 1967 before taking over New York fashion house Perry Ellis International 32 years later — announced Wednesday that he will step down as the company’s chief executive officer in January 2016. His son, Oscar, will take over day-to-day operations.

Feldenkreis, 79, will continue in his role as chairman of the global retailer, although his title will become executive chairman.

“It’s not a goodbye,” Feldenkreis said in a telephone interview. “I will still be very involved with strategic decisions. But I’m getting to a situation in life where I want to be able to spend some times helping the charities I’m involved in.”

Feldenkreis is a trustee of the University of Miami and sits on the board of directors at the Greater Miami Jewish Federation, the Simon Wiesenthal Center and the American Friends of Rambam Medical Center.

The company best known for its colorful, casual men’ clothing has struggled to break a profit in recent years as some of its smaller brands failed to grow. The company’s best known fashion lines include Perry Ellis (its premier brand), Original Penguin, Jantzen, Savane, Cubavera and Rafaella.

Perry Ellis missed revenue targets at the end of last year as its supply chain broke down during a slowdown at West Coast ports, and faces a proxy fight from an activist investor based in California. The publicly traded company is a major employer in Florida with more than 1,000 employees.

Results improved in the first quarter of 2015 as the company beat analyst expectations, reporting $266 million in revenue for the quarter, up 3.5 percent. The company’s stock is up 10 percent since the announcement.

Feldenkreis came to Miami in 1961, seeking a visa for his son Oscar. Then came the Bay of Pigs incident. There was no going back.

“For a Cuban refugee that came here with $700, it’s a great American story as far as I’m concerned,” Feldenkreis said. “I’m so proud to be in America. This could only happen in America. Whatever I have achieved, I owe it to this country.”

The financier Carl Icahn, a friend of Feldenkreis for many years, called his accomplishments “incredibly impressive.”

“Although I don’t own Perry Ellis, anyone that bought the stock over the last few years must be extremely pleased with the profit on their investment,” Icahn said in a telephone interview from his office in New York.

Perry Ellis’ stock tumbled to $3.60 per share during the heart of the financial crisis. It now stands at $26.50.

The younger Feldenkreis, who will take over as CEO, has worked at the Doral-based retailer since 1980, becoming president and chief operating officer in 1993.

The retailer also faces a proxy fight from an activist investor, Legion Partners, which plans to run candidates for three open board seats at the next shareholders’ meeting in July. The California-based investment firm has criticized the company’s performance and said that its governance structure does not allow adequate, independent oversight.

Together with the California State Teachers’ Retirement System pension fund, Legion owns 6.3 percent of Perry Ellis stock.

Although Legion has called for the separation of the chairman and CEO role in the past, the firm’s managing partner Chris Kiper said Wednesday that Feldenkreis stepping down as CEO did not go far enough.

“More change at Perry Ellis is required due to the domination of the Feldenkreis family,” Kiper said.

Oscar Feldenkreis countered that the company has made progress by shedding unprofitable brands, opening up its own retail stores, and focusing on sales in Latin America and Europe, as well as e-commerce.

“We’re a much, much more focused company today,” Feldenkreis said. “I think we’ve made a lot of headway and changes over the last two years.”

Feldenkreis has also been nominated for a seat on the company’s board of directors, along with Bruce Klatsky, former chairman and CEO of the Phillips-Van Heusen Corporation, an apparel company, and Michael Rayden, former president and CEO of Tween Brands.